Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE July 18, 2013	Media contacts: Jim Gerace 212-395-2355 james.gerace@verizon.com Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com

Verizon Reports Double-Digit Earnings Growth in 2Q 2013

Strategic Investments in 4G LTE, FiOS and Global Networks Continue to

Drive Strong Growth in Revenues, Earnings and Cash Flow

2Q 2013 HIGHLIGHTS

Consolidated

•	78 cents in earnings per share (EPS), including a non-operational gain of 5 cents per share related to pensions, compared with 64 cents per share in 2Q 2012.

•	73 cents in adjusted EPS (non-GAAP), a 14.1 percent increase compared with 2Q 2012.

Wireless

•

8.3 percent year-over-year increase in service revenues in 2Q 2013; 7.8 percent increase in retail service revenues; 32.4 percent operating income margin and 49.8 percent segment EBITDA margin on service revenues (non-GAAP).

•	941,000 retail postpaid net additions, up 6 percent year over year; low retail postpaid churn of 0.93 percent; 100.1 million total retail connections, 94.3 million total retail postpaid connections.

•	4G LTE service now available to 301 million people in 500 markets across the U.S.

Verizon News Release, page 2

Wireline

•	4.7 percent year-over-year increase in consumer revenues; consumer ARPU (average revenue per user) up 9.4 percent year over year, to $109.67.

•

14.7 percent year-over-year increase in FiOS revenues; 161,000 FiOS Internet and 140,000 FiOS Video net additions, including the addition of the 5 millionth FiOS Video customer, with continued increased sales penetration for both services.

•	4.8 percent year-over-year increase in revenues for global enterprise strategic services.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported year-over-year double-digit percentage growth in operating income and earnings per share, as second-quarter 2013 results showed continued strong operating performance and customer demand for Verizon Wireless, FiOS and strategic enterprise services.

Verizon reported 78 cents in EPS in second-quarter 2013, compared with 64 cents per share in second-quarter 2012. Second-quarter 2013 results include a non-cash, non-operational gain of 5 cents per share for an interim actuarial remeasurement associated with one of Verizon’s pension plans.

Adjusted second-quarter 2013 earnings of 73 cents per share increased 14.1 percent, compared with 64 cents per share in second-quarter 2012, when there were no adjustments.

“Verizon’s consistent strategic investments in wireless, FiOS and global networks drove strong financial performance in the first half of 2013,” said Lowell McAdam, Verizon chairman and CEO. “Having now posted double-digit earnings growth in five of the last six quarters, we are focused on continuing to provide the best portfolio of products on the most reliable networks; capturing incremental revenue growth in broadband, video and cloud services; and sustaining our earnings and cash-flow momentum.”

Verizon News Release, page 3

Consolidated Results Reflect Continued Profitable Growth

In second-quarter 2013, Verizon’s consolidated results were highlighted by continued strong operating performance and profitable growth based on operating efficiencies and customer demand.

Consolidated Highlights

•	Total operating revenues in second-quarter 2013 were $29.8 billion, a 4.3 percent increase compared with second-quarter 2012.

•

Operating income increased 16.0 percent, to $6.6 billion in second-quarter 2013, compared with $5.7 billion in second-quarter 2012. Operating income margin was 22.0 percent in second-quarter 2013, compared with 19.8 percent in second-quarter 2012.

•

Consolidated EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) grew 9.5 percent year over year, totaling $10.7 billion in second-quarter 2013. EBITDA margin (non-GAAP) expanded to 35.9 percent in second-quarter 2013, up 170 basis points year over year.

•

Cash flow from operating activities totaled $17.1 billion in first-half 2013, compared with $15.3 billion in first-half 2012. Capital expenditures in first-half 2013 were $7.6 billion, compared with $7.4 billion in first-half 2012. Free cash flow (non-GAAP, cash flow from operations less capital expenditures) in first-half 2013 totaled $9.5 billion, compared with $7.8 billion in first-half 2012.

Verizon is increasing its capital spending guidance from $16.2 billion to between $16.4 billion and $16.6 billion for full-year 2013, as the company anticipates higher demand for wireless data consumption and begins deployment of AWS (advanced wireless services) spectrum in second-half 2013.

Verizon Wireless Delivers Another Strong Quarter

In second-quarter 2013, Verizon Wireless delivered solid growth in retail postpaid net additions and revenues; an increase in smartphone penetration; and a strong segment EBITDA margin on service revenues (non-GAAP).

Verizon News Release, page 4

Wireless Financial Highlights

•

Total revenues were $20.0 billion in second-quarter 2013, up 7.5 percent year over year. Service revenues in the quarter totaled $17.1 billion, up 8.3 percent year over year. Retail service revenues grew 7.8 percent year over year, to $16.4 billion.

•	Retail postpaid ARPA (average revenue per account) increased 6.4 percent over second-quarter 2012, to $152.50 per month.

•

In second-quarter 2013, wireless operating income margin was 32.4 percent, compared with 30.8 percent in second-quarter 2012. Segment EBITDA margin on service revenues was 49.8 percent, up 80 basis points over second-quarter 2012.

Wireless Operational Highlights

•

Verizon Wireless added 941,000 retail postpaid net connections, out of a total 1.0 million net retail connections, in the second quarter. These additions exclude acquisitions and adjustments. Verizon expects to continue to see increases in quarterly sequential net additions for retail postpaid connections in the second half of 2013.

•	At the end of the second quarter, the company had 100.1 million retail connections, a 6.3 percent increase year over year -- including 94.3 million retail postpaid connections.

•

With more than 36 percent of retail postpaid accounts now on a Share Everything Plan, which allows customers to share data among multiple devices, Verizon Wireless had 35 million retail postpaid accounts at the end of the second quarter. This is an average of 2.7 connections per account.

•	At the end of the second quarter, smartphones accounted for more than 64 percent of the Verizon Wireless retail postpaid customer phone base, up from 61 percent at the end of first-quarter 2013.

•	Retail postpaid churn was 0.93 percent in the second quarter, up 9 basis points year over year. Retail churn was 1.23 percent in the second quarter, up 12 basis points year over year.

•

As of the end of June, Verizon Wireless has substantially completed deployment of its 4G LTE network, covering more than 99 percent of its current 3G network footprint. In the second quarter, the company activated 4G LTE data service in Alaska, resulting in Verizon Wireless 4G LTE service being available in all 50 states. The Verizon Wireless 4G LTE network is now available in 500 markets to more than 95 percent of the U.S. population and covers about 301 million people, including those in areas served by the company’s LTE in Rural America partners.

•

The company continued to enhance its 4G LTE smartphone device lineup. In the second quarter, Verizon Wireless launched the Pantech Perception, the Nokia Lumia 928, the Casio G’zOne Commando 4G LTE, the Blackberry Q10 and the Samsung Galaxy S4. The company has also announced the HTC One would be available later this summer.

Verizon News Release, page 5

Wireline Reports Another Quarter of Strong FiOS Customer and Revenue Growth

Verizon’s Wireline segment reported another quarter of FiOS customer, market share and revenue growth, leading to continued growth in consumer revenues. In enterprise and wholesale, sales of global enterprise strategic services continued to increase and constitute a larger percentage of the revenue base.

Wireline Financial Highlights

•

Consumer revenues were $3.6 billion, an increase of 4.7 percent compared with second-quarter 2012. Consumer ARPU for wireline services increased to $109.67 in second-quarter 2013, up 9.4 percent compared with second-quarter 2012.

•

FiOS revenues grew 14.7 percent, to $2.7 billion in second-quarter 2013, compared with $2.4 billion in second-quarter 2012. ARPU for FiOS customers continued to be more than $150 in second-quarter 2013.

•

Sales of strategic services to global enterprise customers increased 4.8 percent compared with second-quarter 2012 and represented 57 percent of total enterprise revenues, compared with 52 percent in second-quarter 2012. Strategic services include cloud and data center services, security and IT solutions, advanced communications, strategic networking and telematics services.

Wireline Operational Highlights

•

Verizon added 161,000 net new FiOS Internet connections and 140,000 net new FiOS Video connections in second-quarter 2013. Verizon had a total of 5.8 million FiOS Internet and 5.0 million FiOS Video connections at the end of the quarter, representing year-over-year increases of 12.2 percent and 12.6 percent, respectively.

•

FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 38.6 percent at the end of second-quarter 2013, compared with 36.6 percent at the end of second-quarter 2012. In the same periods, FiOS Video penetration was 34.5 percent, compared with 32.6 percent. The FiOS network passed 18.0 million premises by the end of second-quarter 2013.

•	By the end of second-quarter 2013, 35 percent of FiOS Internet customers subscribed to FiOS Quantum, which provides speeds ranging from 50 to 300 megabits per second.

•

Broadband connections totaled 8.9 million at the end of second-quarter 2013, a 1.9 percent year-over-year increase. Overall, net broadband customers increased 45,000 in the second quarter, as FiOS Internet net customer additions more than offset a decline in subscribers for DSL-based High Speed Internet services.

Verizon News Release, page 6

•

Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide enhanced services and to reduce ongoing repair costs. In first-half 2013, Verizon migrated 169,000 homes to fiber, toward a target of 300,000 migrations within FiOS markets in 2013.

•

Verizon Enterprise Solutions completed agreements with and began deploying innovative business technology solutions for a variety of corporations and organizations around the globe in the quarter, including American Tower, the Australian Federal Police and its client agencies, d’Amico Societa di Navigazione, the District of Columbia, Kohn Pedersen and Fox Associates, Marathon Petroleum Corporation, Panviva and Veolia Environnement.

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 100 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries, including all of the Fortune 500. A Dow 30 company with nearly $116 billion in 2012 revenues, Verizon employs a diverse workforce of 180,900. For more information, visit www.verizon.com.

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NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; competition in our markets; material changes in available technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or significant litigation and any resulting financial impact not covered by insurance; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of financing; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could affect earnings; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/12	% Change	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	% Change

Operating Revenues	$29,786	$28,552	4.3	$59,206	$56,794	4.2

Operating Expenses
Cost of services and sales	11,033	10,896	1.3	21,965	22,215	(1.1)
Selling, general and administrative expense	8,047	7,877	2.2	16,195	15,577	4.0
Depreciation and amortization expense	4,151	4,128	0.6	8,269	8,156	1.4

Total Operating Expenses	23,231	22,901	1.4	46,429	45,948	1.0

Operating Income	6,555	5,651	16.0	12,777	10,846	17.8
Equity in earnings of unconsolidated businesses	120	72	66.7	115	175	(34.3)
Other income, net	25	34	(26.5)	64	53	20.8
Interest expense	(514)	(679)	(24.3)	(1,051)	(1,364)	(22.9)

Income Before Provision for Income Taxes	6,186	5,078	21.8	11,905	9,710	22.6
Provision for income taxes	(988)	(793)	24.6	(1,852)	(1,519)	21.9

Net Income	$5,198	$4,285	21.3	$10,053	$8,191	22.7

Net income attributable to noncontrolling interests	$2,952	$2,460	20.0	$5,855	$4,680	25.1
Net income attributable to Verizon	2,246	1,825	23.1	4,198	3,511	19.6

Net Income	$5,198	$4,285	21.3	$10,053	$8,191	22.7

Basic Earnings per Common Share
Net income attributable to Verizon	$.78	$.64	21.9	$1.46	$1.23	18.7

Weighted average number of common shares (in millions)	2,865	2,849		2,866	2,846

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$.78	$.64	21.9	$1.46	$1.23	18.7

Weighted average number of common shares-assuming dilution (in millions)	2,872	2,858		2,873	2,854

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	6/30/13	12/31/12	$ Change

Assets
Current assets
Cash and cash equivalents	$ 1,788	$ 3,093	$ (1,305)
Short-term investments	618	470	148
Accounts receivable, net	12,216	12,576	(360)
Inventories	1,040	1,075	(35)
Prepaid expenses and other	6,295	4,021	2,274

Total current assets	21,957	21,235	722

Plant, property and equipment	215,224	209,575	5,649
Less accumulated depreciation	126,892	120,933	5,959

	88,332	88,642	(310)

Investments in unconsolidated businesses	3,319	3,401	(82)
Wireless licenses	75,825	77,744	(1,919)
Goodwill	24,336	24,139	197
Other intangible assets, net	5,776	5,933	(157)
Other assets	3,801	4,128	(327)

Total Assets	$ 223,346	$ 225,222	$ (1,876)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 7,961	$ 4,369	$ 3,592
Accounts payable and accrued liabilities	14,671	16,182	(1,511)
Other	6,559	6,405	154

Total current liabilities	29,191	26,956	2,235

Long-term debt	41,791	47,618	(5,827)
Employee benefit obligations	33,835	34,346	(511)
Deferred income taxes	25,696	24,677	1,019
Other liabilities	5,677	6,092	(415)

Equity
Common stock	297	297	—
Contributed capital	37,895	37,990	(95)
Accumulated deficit	(2,483)	(3,734)	1,251
Accumulated other comprehensive income	1,994	2,235	(241)
Common stock in treasury, at cost	(3,974)	(4,071)	97
Deferred compensation - employee stock ownership plans and other	332	440	(108)
Noncontrolling interests	53,095	52,376	719

Total equity	87,156	85,533	1,623

Total Liabilities and Equity	$ 223,346	$ 225,222	$ (1,876)

Verizon – Selected Financial and Operating Statistics

Unaudited	6/30/13	12/31/12

Total debt (in millions)	$ 49,752	$ 51,987
Net debt (in millions)	$ 47,964	$ 48,894
Net debt / Adjusted EBITDA (1)	1.2x	1.3x
Common shares outstanding end of period (in millions)	2,862	2,859
Total employees	180,900	183,400
Quarterly cash dividends declared per common share	$ 0.5150	$ 0.5150

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	$ Change

Cash Flows From Operating Activities
Net Income	$ 10,053	$ 8,191	$ 1,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,269	8,156	113
Employee retirement benefits	354	751	(397)
Deferred income taxes	1,812	1,237	575
Provision for uncollectible accounts	507	521	(14)
Equity in earnings of unconsolidated businesses, net of dividends received	(95)	(149)	54
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,660)	(1,136)	(524)
Other, net	(2,092)	(2,300)	208

Net cash provided by operating activities	17,148	15,271	1,877

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(7,616)	(7,430)	(186)
Acquisitions of investments and businesses, net of cash acquired	(76)	(203)	127
Acquisitions of wireless licenses, net	(264)	(33)	(231)
Net change in short-term investments	(21)	21	(42)
Other, net	142	61	81

Net cash used in investing activities	(7,835)	(7,584)	(251)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	499	—	499
Repayments of long-term borrowings and capital lease obligations	(2,330)	(1,891)	(439)
Decrease in short-term obligations, excluding current maturities	(432)	(887)	455
Dividends paid	(2,946)	(2,587)	(359)
Proceeds from sale of common stock	74	210	(136)
Purchase of common stock for treasury	(153)	—	(153)
Special distribution to noncontrolling interests	(3,150)	(4,500)	1,350
Other, net	(2,180)	(1,393)	(787)

Net cash used in financing activities	(10,618)	(11,048)	430

Decrease in cash and cash equivalents	(1,305)	(3,361)	2,056
Cash and cash equivalents, beginning of period	3,093	13,362	(10,269)

Cash and cash equivalents, end of period	$ 1,788	$ 10,001	$ (8,213)

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/12	% Change	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	% Change

Operating Revenues
Retail service	$ 16,422	$ 15,230	7.8	$ 32,591	$ 30,116	8.2
Other service	656	546	20.1	1,215	1,070	13.6

Service	17,078	15,776	8.3	33,806	31,186	8.4

Equipment	1,953	1,768	10.5	3,766	3,606	4.4
Other	945	1,033	(8.5)	1,927	2,058	(6.4)

Total Operating Revenues	19,976	18,577	7.5	39,499	36,850	7.2

Operating Expenses
Cost of services and sales	5,799	5,558	4.3	11,450	11,468	(0.2)
Selling, general and administrative expense	5,666	5,295	7.0	11,114	10,523	5.6
Depreciation and amortization expense	2,047	2,011	1.8	4,053	3,929	3.2

Total Operating Expenses	13,512	12,864	5.0	26,617	25,920	2.7

Operating Income	$ 6,464	$ 5,713	13.1	$ 12,882	$ 10,930	17.9
Operating Income Margin	32.4%	30.8%		32.6%	29.7%

Segment EBITDA	$ 8,511	$ 7,724	10.2	$ 16,935	$ 14,859	14.0
Segment EBITDA Service Margin	49.8%	49.0%		50.1%	47.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	6/30/13	6/30/12	% Change

Connections (‘000)
Retail postpaid	94,271	88,838	6.1
Retail prepaid	5,853	5,316	10.1

Retail	100,124	94,154	6.3

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/12	% Change	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	% Change

Net Add Detail (‘000) (1)
Retail postpaid	941	888	6.0	1,618	1,389	16.5
Retail prepaid	97	290	(66.6)	140	523	(73.2)

Retail	1,038	1,178	(11.9)	1,758	1,912	(8.1)

Account Statistics
Retail Postpaid Accounts (‘000) (2)				34,958	34,646	0.9
Retail postpaid ARPA	$ 152.50	$ 143.32	6.4	$ 151.39	$ 141.95	6.7
Retail postpaid connections per account (2)				2.70	2.56	5.5

Churn Detail
Retail postpaid	0.93%	0.84%		0.97%	0.90%
Retail	1.23%	1.11%		1.27%	1.18%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	84.4%	71.6%		84.3%	71.3%
Total Smartphone postpaid phone base (2)				64.4%	49.7%
Total Internet postpaid base (2)				9.9%	8.5%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,278	$ 2,048	11.2	$ 4,270	$ 3,933	8.6

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/12	% Change	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	% Change

Operating Revenues
Consumer retail	$ 3,643	$ 3,478	4.7	$ 7,232	$ 6,919	4.5
Small business	648	667	(2.8)	1,299	1,329	(2.3)

Mass Markets	4,291	4,145	3.5	8,531	8,248	3.4

Strategic services	2,079	1,983	4.8	4,166	3,952	5.4
Core	1,557	1,837	(15.2)	3,223	3,720	(13.4)

Global Enterprise	3,636	3,820	(4.8)	7,389	7,672	(3.7)

Global Wholesale	1,686	1,827	(7.7)	3,413	3,688	(7.5)
Other	121	139	(12.9)	231	268	(13.8)

Total Operating Revenues	9,734	9,931	(2.0)	19,564	19,876	(1.6)

Operating Expenses
Cost of services and sales	5,407	5,500	(1.7)	10,864	11,072	(1.9)
Selling, general and administrative expense	2,168	2,141	1.3	4,433	4,267	3.9
Depreciation and amortization expense	2,085	2,102	(0.8)	4,180	4,192	(0.3)

Total Operating Expenses	9,660	9,743	(0.9)	19,477	19,531	(0.3)

Operating Income	$ 74	$ 188	(60.6)	$ 87	$ 345	(74.8)
Operating Income Margin	0.8%	1.9%		0.4%	1.7%

Segment EBITDA	$ 2,159	$ 2,290	(5.7)	$ 4,267	$ 4,537	(6.0)
Segment EBITDA Margin	22.2%	23.1%		21.8%	22.8%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	6/30/13	6/30/12	% Change

Connections (‘000)
FiOS Video Subscribers	5,035	4,473	12.6
FiOS Internet Subscribers	5,773	5,144	12.2
FiOS Digital Voice residence connections	3,817	2,648	44.1

FiOS Digital connections	14,625	12,265	19.2

HSI	3,166	3,632	(12.8)
Total Broadband connections	8,939	8,776	1.9
Primary residence switched access connections	7,200	8,843	(18.6)
Primary residence connections	11,017	11,491	(4.1)

Total retail residence voice connections	11,583	12,222	(5.2)
Total voice connections	21,828	23,278	(6.2)

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/12	% Change	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	140	120	16.7	309	300	3.0
FiOS Internet Subscribers	161	134	20.1	349	327	6.7
FiOS Digital Voice residence connections	286	350	(18.3)	590	764	(22.8)

FiOS Digital connections	587	604	(2.8)	1,248	1,391	(10.3)

HSI	(116)	(132)	(12.1)	(205)	(221)	(7.2)
Total Broadband connections	45	2	*	144	106	35.8
Primary residence switched access connections	(393)	(501)	(21.6)	(782)	(1,063)	(26.4)
Primary residence connections	(107)	(151)	(29.1)	(192)	(299)	(35.8)

Total retail residence voice connections	(142)	(199)	(28.6)	(266)	(404)	(34.2)
Total voice connections	(363)	(422)	(14.0)	(675)	(859)	(21.4)

Revenue and ARPU Statistics
Consumer ARPU	$ 109.67	$ 100.26	9.4	$ 108.46	$ 99.70	8.8
FiOS revenues (in millions)	$ 2,731	$ 2,380	14.7	$ 5,364	$ 4,668	14.9
Strategic services as a % of total Enterprise revenues	57.2%	51.9%		56.4%	51.5%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,515	$ 1,596	(5.1)	$ 2,949	$ 3,133	(5.9)

Wireline employees (‘000)				84.7	88.6
FiOS Video Open for Sale (‘000)				14,607	13,721
FiOS Video penetration				34.5%	32.6%
FiOS Internet Open for Sale (‘000)				14,943	14,044
FiOS Internet penetration				38.6%	36.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Reconciliations – Verizon

(dollars in millions)

Unaudited		3 Mos. Ended 6/30/12				3 Mos. Ended 6/30/13

Consolidated Operating Revenues		$ 28,552				$ 29,786

Adjusted EBITDA

					(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12	3 Mos. Ended 9/30/12	3 Mos. Ended 12/31/12	3 Mos. Ended 3/31/13	3 Mos. Ended 6/30/13

Verizon Consolidated EBITDA
Consolidated net income (loss)	$ 3,906	$ 4,285	$ 4,292	$ (1,926)	$ 4,855	$ 5,198
Add / (Subtract):
Provision (benefit) for income taxes	726	793	631	(2,810)	864	988
Interest expense	685	679	632	575	537	514
Other (income) and expense, net	(19)	(34)	(10)	1,079	(39)	(25)
Equity in earnings of unconsolidated businesses	(103)	(72)	(62)	(87)	5	(120)

Operating income (loss)	5,195	5,651	5,483	(3,169)	6,222	6,555
Add Depreciation and amortization expense	4,028	4,128	4,167	4,137	4,118	4,151

Consolidated EBITDA	$ 9,223	$ 9,779	$ 9,650	$ 968	$ 10,340	$ 10,706

Other Items (Before Tax)
Severance, Pension, and Benefit Charges/(Credits)	—	—	—	7,186	—	(237)
Litigation Settlements	—	—	384	—	—	—
Other Non-Operational Costs	—	—	—	276	—	—

	—	—	384	7,462	—	(237)

Consolidated Adjusted EBITDA	$ 9,223	$ 9,779	$ 10,034	$ 8,430	$ 10,340	$ 10,469

Consolidated Operating Income Margin		19.8%				22.0%
Consolidated EBITDA Margin		34.2%				35.9%

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/12	6/30/13

Verizon Net Debt
Debt maturing within one year	$ 4,369	$ 7,961
Long-term debt	47,618	41,791

Total Debt	51,987	49,752
Less Cash and cash equivalents	3,093	1,788

Net Debt	$ 48,894	$ 47,964

Net Debt to Adjusted EBITDA Ratio	1.3x	1.2x

Adjusted EPS

Unaudited	3 Mos. Ended 6/30/2013

Earnings Per Common Share, Reported	$ 0.78
Severance, Pension, and Benefit Credits	(0.05)

Adjusted EPS	$ 0.73

Free Cash Flow

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/13

Net cash provided by operating activities	$ 15,271	$ 17,148
Less Capital expenditures	7,430	7,616

Free Cash Flow	$ 7,841	$ 9,532

Verizon Communications Inc.

Reconciliations – Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/13

Wireless Segment EBITDA
Operating income	$ 5,713	$ 6,464	$ 10,930	$ 12,882
Add Depreciation and amortization expense	2,011	2,047	3,929	4,053

Wireless Segment EBITDA	$ 7,724	$ 8,511	$ 14,859	$ 16,935

Wireless total operating revenues	$ 18,577	$ 19,976	$ 36,850	$ 39,499

Wireless service revenues	$ 15,776	$ 17,078	$ 31,186	$ 33,806

Wireless operating income margin	30.8%	32.4%	29.7%	32.6%

Wireless Segment EBITDA service margin	49.0%	49.8%	47.6%	50.1%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/13

Wireline Segment EBITDA
Operating income	$ 188	$ 74	$ 345	$ 87
Add Depreciation and amortization expense	2,102	2,085	4,192	4,180

Wireline Segment EBITDA	$ 2,290	$ 2,159	$ 4,537	$ 4,267

Wireline total operating revenues	$ 9,931	$ 9,734	$ 19,876	$ 19,564

Wireline operating income margin	1.9%	0.8%	1.7%	0.4%

Wireline Segment EBITDA margin	23.1%	22.2%	22.8%	21.8%